                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549
          -----------------------------------------------------------



                                 FORM 8 - K/A

                       AMENDMENT NO.1 TO CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported): August 5, 1999
                                                  (May 26, 1999)
                                                 ----------------------


                         OPINION RESEARCH CORPORATION
--------------------------------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)

Delaware                           000-22554                    22-3118960
--------------------------------------------------------------------------------
(State or Other Jurisdiction     (Commission                  (IRS Employer
of Incorporation)                File Number)              Identification No. )

    23 Orchard Road, Skillman, NJ                                  08558
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                        (Zip Code)



Registrant's telephone number, including area code: (908) 281-5100
                                                   ----------------

Item 2. Acquisition

         On June 9, 1999 the Registrant filed with the Securities and Exchange Commission a Current Report on Form 8-K (the "June 8-K") regarding its May 26, 1999 acquisition of all of the outstanding capital stock of Macro International, Inc., a Delaware corporation ("Macro"), pursuant to a certain Stock Purchase Agreement (the "Agreement"), dated April 30, 1999, by and among the Registrant and the stockholders of Macro.

         In accordance with Rule 3-05(b)(i) and Article 11 under Regulation S-X, as referenced by Items 7(a) and 7(b) of Form 8-K, the Registrant is required to furnish (i) the below-listed financial statements of Macro and (ii) certain pro forma information with regard to the Registrant in filing its Form 8-K. The Registrant hereby amends the June 8-K to file such financial statements and pro forma information, in accordance with Item 7(a)(4) of Form 8-K.

Item 7. Financial Statements and Exhibits

(a) Financial Statements of the acquired business. The following financial statements are included herein.
I. Consolidated Financial Statements of Macro International, Inc. and
    Subsidiaries
     Independent Auditor's Report
     Consolidated Balance Sheets as of April 30, 1998 and 1999
     Consolidated Statements of Income for the years ended April 30, 1997, 1998 and 1999
     Consolidated Statements of Stockholders' Equity for the years ended
      April 30, 1997, 1998 and 1999
     Consolidated Statements of Cash Flows for the years ended April 30, 1997,
      1998 and 1999
     Notes to Consolidated Financial Statements

(b) Pro forma financial information

The following pro forma financial information is included herein:
I. Pro Forma Consolidated Financial Statements of Opinion Research Corporation Introduction
     Pro Forma Consolidated Balance Sheet as of March 31, 1999 (unaudited)
     Pro Forma Consolidated Statement of Operations for the Three Months Ended
      March 31, 1999 (unaudited)
     Pro Forma Consolidated Statement of Operations for the Year Ended
      December 31, 1998 (unaudited)
     Notes to Pro Forma Consolidated Financial Statements

(c.) Exhibits

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  Opinion Research Corporation

Dated: August 6, 1999                    By:      /s/ Douglas L. Cox
                                            --------------------------------
                                                      Douglas L. Cox
                                                 Executive Vice President and
                                                  Chief Financial Officer

                   MACRO INTERNATIONAL INC. AND SUBSIDIARIES


                   AUDITED CONSOLIDATED FINANCIAL STATEMENTS


                         APRIL 30, 1997, 1998 AND 1999

                   MACRO INTERNATIONAL INC. AND SUBSIDIARIES
                               TABLE OF CONTENTS

                  TITLE                                                                              PAGE
                  -----                                                                              ----
INDEPENDENT AUDITOR'S REPORT............................................................................1

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

   CONSOLIDATED BALANCE SHEETS......................................................................2 - 3

   CONSOLIDATED STATEMENTS OF INCOME ...................................................................4

   CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY..................................................5 - 6

   CONSOLIDATED STATEMENTS OF CASH FLOWS............................................................7 - 8

   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS......................................................9 - 21

                         Independent Auditor's Report



Board of Directors
MACRO INTERNATIONAL INC.
Beltsville, Maryland


We have audited the accompanying Consolidated Balance Sheets of MACRO INTERNATIONAL INC. AND SUBSIDIARIES as of April 30, 1999 and 1998, and the related Consolidated Statements of Income, Stockholders' Equity and Cash Flows for the years ended April 30, 1999, 1998 and 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the accompanying consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of MACRO INTERNATIONAL INC. AND SUBSIDIARIES as of April 30, 1999 and 1998, and the results of their operations and their cash flows for the years ended April 30, 1999, 1998 and 1997 in conformity with generally accepted accounting principles.




/s/ Aronson, Fetridge & Weigle
-----------------------------------
Rockville, Maryland
June 17, 1999

                   MACRO INTERNATIONAL INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                            APRIL 30, 1998 AND 1999

                                    ASSETS

                                                                                            1998             1999
                                                                                      ---------------  ---------------
CURRENT ASSETS
   Cash (Note 1)                                                                      $       266,229  $        60,143
   Accounts receivable - contracts (Notes 1, 3, 5 and 6)                                   17,166,534       17,248,636
   Deferred income taxes (Notes 1 and 7)                                                       90,534          207,025
   Income tax receivable                                                                           -            34,599
   Other                                                                                      180,531          263,855
                                                                                      ---------------  ---------------

         Total current assets                                                              17,703,828       17,814,258
                                                                                      ---------------  ---------------

PROPERTY AND EQUIPMENT, AT COST (NOTES 1, 4, 5 AND 6)
   Furniture, fixtures and equipment                                                        6,358,903        7,332,248
   Leasehold improvements                                                                     267,632          258,349
   Leased equipment under capital leases                                                      504,700          370,136
                                                                                      ---------------  ---------------
         Total                                                                              7,131,235        7,960,733
   Less:  Accumulated depreciation and amortization                                        (3,974,944)      (5,043,385)
                                                                                      ---------------  ---------------

         Net property and equipment                                                         3,156,291        2,917,348
                                                                                      ---------------  ---------------

OTHER ASSETS
   Deposits                                                                                   261,639          224,017
   Goodwill, net of accumulative amortization of $77,516  and $170,535 at
       April 30, 1998 and 1999, respectively (Notes 1 and 2)                                1,317,769        1,224,750
   Investment in limited partnership (Note 1)                                               1,000,000        1,000,000
   Other                                                                                       28,249               -
                                                                                      ---------------  ---------------

         Total other Assets                                                                 2,607,657        2,448,767
                                                                                      ---------------  ---------------








TOTAL ASSETS                                                                          $    23,467,776  $    23,180,373
                                                                                      ===============  ===============

The accompanying Notes to Consolidated Financial Statements are an integral part of these consolidated financial statements.

                     LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                            1998             1999
                                                                                      ---------------  ---------------
CURRENT LIABILITIES
   Notes payable - line of credit (Note 5)                                            $     6,475,659  $     5,248,782
   Current portion of long-term debt (Note 6)                                                 708,642          131,922
   Accounts payable                                                                           764,542        1,983,668
   Accrued salaries and expenses                                                            2,844,307        2,981,371
   Payroll taxes accrued and withheld                                                         779,076          721,343
   Other liabilities                                                                          131,547               -
   Income taxes payable                                                                       190,615               -
   Deferred income taxes (Notes 1 and 7)                                                       69,037           69,312
                                                                                      ---------------  ---------------

         Total current liabilities                                                         11,963,425       11,136,398
                                                                                      ---------------  ---------------

LONG-TERM LIABILITIES, NET OF CURRENT PORTION
   Long-term debt (Note 6)                                                                    131,500           37,570
   Accrued rent payable (Note 4)                                                              616,873          677,008
   Deferred income taxes (Notes 1 and 7)                                                      397,077          322,994
                                                                                      ---------------  ---------------

         Total long-term liabilities                                                        1,145,450        1,037,572
                                                                                      ---------------  ---------------

         Total liabilities                                                                 13,108,875       12,173,970
                                                                                      ---------------  ---------------

COMMITMENTS AND CONTINGENCIES (NOTES 4, 9 and 12)

STOCKHOLDERS' EQUITY (NOTES 8, 9 AND 10)
   Common stock, $1 par value per share; 1,000,000 shares authorized, 323,394
       shares issued in 1998 and 1999                                                         323,394          323,394
   Retained earnings                                                                       10,355,483       11,819,041
                                                                                      ---------------  ---------------
         Total                                                                             10,678,877       12,142,435
   Less: Treasury stock, at cost, 4,389 and 22,839 shares in 1998 and 1999,
       respectively                                                                          (319,976)      (1,136,032)
                                                                                      ---------------  ---------------

         Total stockholders' equity                                                        10,358,901       11,006,403
                                                                                      ---------------  ---------------


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                            $    23,467,776  $    23,180,373
                                                                                      ===============  ===============

                   MACRO INTERNATIONAL INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
               FOR THE YEARS ENDED APRIL 30, 1997, 1998 AND 1999

                                                                         1997              1998             1999
                                                                    ---------------   ---------------  ---------------
CONTRACT REVENUE (NOTE 1)                                           $    53,907,610   $    57,427,988  $    62,961,253
                                                                    ---------------   ---------------  ---------------

DIRECT CONTRACT COSTS (NOTE 1)                                           30,221,802        31,716,253       35,036,691
                                                                    ---------------   ---------------  ---------------

GROSS MARGIN ON REVENUE                                                  23,685,808        25,711,735       27,924,562
                                                                    ---------------   ---------------  ---------------

INDIRECT COSTS (NOTE 1)
   Other operating costs and expenses                                    16,471,647        18,572,924       20,030,369
   Selling, general and administrative                                    3,514,897         3,754,449        4,128,358
                                                                    ---------------   ---------------  ---------------
         Total                                                           19,986,544        22,327,373       24,158,727
                                                                    ---------------   ---------------  ---------------

INCOME FROM OPERATIONS                                                    3,699,264         3,384,362        3,765,835
                                                                    ---------------   ---------------  ---------------

OTHER INCOME (EXPENSE)
   Interest income                                                           33,084            28,304            1,469
   Interest expense                                                        (447,168)         (563,959)        (403,204)
   Other income/expense                                                          -            (77,516)        (112,585)
   Loss on disposal of assets                                               (17,905)               -            (9,133)
   Merger costs                                                                  -                 -          (235,607)
   Loss on closure of subsidiaries (Note 11)                                     -                 -          (633,642)
                                                                    ---------------   ---------------  ---------------

         Total                                                             (431,989)         (613,171)      (1,392,702)
                                                                    ---------------   ---------------  ---------------

INCOME BEFORE PROVISION FOR INCOME TAXES                                  3,267,275         2,771,191        2,373,133

PROVISION FOR INCOME TAXES (NOTES 1 AND 7)                                1,158,232           909,880          808,926
                                                                    ---------------   ---------------  ---------------

NET INCOME                                                          $     2,109,043   $     1,861,311  $     1,564,207
                                                                    ===============   ===============  ===============

The accompanying Notes to Consolidated Financial Statements are an integral part of these consolidated financial statements.

                   MACRO INTERNATIONAL INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
               FOR THE YEARS ENDED APRIL 30, 1997, 1998 AND 1999

                                   Common Stock             Capital                                    Unallocated
                           ----------------------------  In excess of     Retained     Treasury           ESOP
                               Shares         Amount      Par Value       Earnings     Stock             Shares          Total
                           -------------  ------------- -------------  -------------   -------------  -------------  -------------
BALANCE, APRIL 30, 1996          323,394  $     323,394 $     890,655  $   6,819,148   $  (1,279,506) $  (1,191,883) $  5,561,808

TREASURY STOCK TRANSACTIONS
   Purchase of 2,149 shares
   of common stock for
   treasury (Note 10)                  -              -             -              -         (82,328)             -       (82,328)

   Sale of 8,444 shares of
   common stock from
   treasury (Note 8)                   -              -      (890,655)       (48,125)      1,252,590              -       313,810

ESOP TRANSACTIONS
   Purchase of 6,336
      shares of common
      stock for treasury
      from terminated
      participants
      (Note 10)                        -              -             -              -        (242,706)             -      (242,706)

   Release of
      unallocated
      ESOP shares                      -              -             -              -               -        700,000       700,000

CASH DIVIDEND DECLARED AND
 PAID OF $.75 PER SHARE
   NonESOP and allocated
      ESOP shares                      -              -             -       (207,460)              -              -      (207,460)
   Unallocated ESOP share:             -              -             -              -               -         28,664        28,664

NET INCOME FOR THE YEAR                -              -             -      2,109,043               -              -     2,109,043
                           -------------  -------------  ------------  -------------  --------------  -------------  ------------

BALANCE, APRIL 30, 1997          323,394        323,394             -      8,672,606  $     (351,950) $    (463,219) $  8,180,831

TREASURY STOCK
 TRANSACTIONS
   Purchase of 200 shares
      of common stock for
      treasury (Note 10)               -              -             -              -          (9,298)             -        (9,298)
   Sale of 561 shares
      of common stock
      from treasury
      (Note 8)                         -              -             -        (18,962)         41,272              -        22,310

ESOP TRANSACTIONS
   Release of unallocated
      ESOP shares                      -              -             -              -               -        463,219       463,219

CASH DIVIDEND DECLARED
 AND PAID OF $.50 PER
 SHARE
   NonESOP and allocated
      ESOP shares                      -              -             -       (159,472)              -              -      (159,472)

NET INCOME FOR THE YEAR                -              -             -      1,861,311               -              -     1,861,311
                           -------------  -------------  ------------  -------------   -------------  -------------  ------------

BALANCE, APRIL 30, 1998          323,394        323,394             -     10,355,483        (319,976)             -    10,358,901

                   MACRO INTERNATIONAL INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (CONTINUED)
               FOR THE YEARS ENDED APRIL 30, 1997, 1998 AND 1999

                                                          Capital                                   Unallocated
                                            Common     In excess of     Retained    Treasury           ESOP
                              Shares        Stock        Par Value      Earnings    Stock             Shares          Total
                          -------------  ------------- -------------  ------------  -------------  -------------   -------------
TREASURY STOCK
 TRANSACTIONS
   Purchase of 24,400
    shares of common
    stock for
    treasury
    (Note 10)                         -  $           - $           -    $           $  (1,197,537) $           -   $  (1,197,537)
   Sale of 5,910 shares
    of common stock
    from treasury                                                                         381,481              -         280,832
    (Note 8)                          -              -             -     (100,649)

NET INCOME FOR THE YEAR               -              -             -    1,564,207               -              -       1,564,207
                          -------------  ------------- -------------  -----------   -------------  -------------   -------------

BALANCE, APRIL 30, 1999         323,394   $    323,394 $           -  $11,819,041   $  (1,136,032) $           -   $  11,006,403
                          =============  ============= =============  ===========   =============  =============   =============

The accompanying Notes to Consolidated Financial Statements are an integral part of these consolidated financial statements.

                   MACRO INTERNATIONAL INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED APRIL 30, 1997, 1998 AND 1999

                                                                          1997              1998             1999
                                                                    ---------------   ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                       $     2,109,043   $     1,861,311  $     1,564,207
   Adjustments to reconcile net income to net cash provided by operating activities
         Depreciation and amortization                                      999,247         1,171,185        1,273,238
         Loss on disposal of assets                                          17,905                -             9,133
         Loss on closure of foreign subsidiaries                                 -                 -           159,229
         Release of unallocated ESOP shares                                 728,664           463,219               -
         (Increase) decrease in assets
            Accounts receivable - contracts                                (662,264)       (2,161,288)         (82,102)
            Other current assets                                             10,251           320,774          (83,324)
            Income tax receivable                                                -                 -           (34,599)
            Other assets                                                    (13,342)           53,093           28,249
            Deferred income taxes                                                -            (90,534)        (116,491)
         Increase (decrease) in liabilities
            Accounts payable                                                145,001          (966,733)       1,219,126
            Accrued salaries and expenses                                  (313,101)          303,893          137,064
            Payroll taxes accrued and withheld                               41,235           257,992          (57,733)
            Other liabilities                                               (63,710)          113,287         (131,547)
            Income taxes payable                                            123,371          (100,438)        (190,615)
            Accrued rent payable                                             26,808            40,423           60,135
            Deferred income taxes                                          (102,095)           19,324          (73,808)
                                                                    ---------------   ---------------  ---------------
               Net cash provided by operating activities                  3,047,013         1,285,508        3,680,162
                                                                    ---------------   ---------------  ---------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of property and equipment                                      (682,790)       (1,076,260)      (1,109,638)
   Purchase of common stock of Quantum Research Corporation, net
       of acquired cash                                                          -         (1,123,812)              -
   Deposits refunded (placed)                                                   429           (12,163)          37,622
                                                                    ---------------   ---------------  ---------------
               Net cash used by investing activities                       (682,361)       (2,212,235)      (1,072,016)
                                                                    ---------------   ---------------  ---------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from note payable - line of credit                           31,853,255        34,354,788       44,362,028
   Principal payments on note payable - line of credit                  (32,867,700)      (31,936,000)     (45,588,865)
   Curtailment of long-term debt                                         (1,049,623)       (1,319,027)        (670,690)
   Acquisition of common stock for treasury                                (325,034)           (9,298)      (1,197,537)
   Proceeds from sale of common stock                                       313,810            22,310          280,832
   Payment of dividends                                                    (207,460)         (159,472)              -
                                                                    ---------------   ---------------   --------------
            Net cash (used)  provided  by  financing
              activities                                                 (2,282,752)          953,301       (2,814,232)
                                                                    ---------------   ---------------   --------------

The accompanying Notes to Consolidated Financial Statements are an integral part of these consolidated financial statements.

                   MACRO INTERNATIONAL INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
               FOR THE YEARS ENDED APRIL 30, 1997, 1998 AND 1999

                                                                          1997              1998             1999
                                                                    ---------------   ---------------  ---------------
NET INCREASE (DECREASE) IN CASH                                     $        81,900   $        26,574  $      (206,086)

CASH, BEGINNING OF YEAR                                                     157,755           239,655          266,229
                                                                    ---------------   ---------------  ---------------

CASH, END OF YEAR                                                   $       239,655   $       266,229  $        60,143
                                                                    ===============   ===============  ===============

SUPPLEMENTAL CASH FLOW INFORMATION Actual cash payments for:
       Interest                                                     $       480,278   $       563,959  $       403,204
                                                                    ===============   ===============  ===============

       Federal and state income taxes                               $     1,136,956   $       699,240  $     1,224,259
                                                                    ===============   ===============  ===============

NON-CASH INVESTING ACTIVITIES
   Purchase price of Quantum Research Corporation (Note 2)                            $     3,240,000
   Note payable to former owners                                                             (648,000)
   Cash component of subsidiary                                                            (1,468,188)
                                                                                      ----------------
       Net cash paid for acquired assets                                              $     1,123,812
                                                                                      ===============

The accompanying Notes to Consolidated Financial Statements are an integral part of these consolidated financial statements.

                   MACRO INTERNATIONAL INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         APRIL 30, 1997, 1998 AND 1999


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

(A)     Organization and principles of consideration

        Macro International Inc. was organized in May 1966 in the State of Maryland and became a Delaware corporation in 1972. The Company provides research, management consulting and information technology services to governmental agencies and commercial organizations.

        The accompanying financial statements include the accounts of Macro International Inc. and its wholly-owned subsidiaries, Macro International Sp. Zoo, which was located in Poland, Macro International Z.A.O. which was located in Russia, Macro International Kft which was located in Hungary, and Quantum Research Corporation, which was acquired on June 30, 1997 (Note 2), collectively called "the Company." All intercompany transactions have been eliminated in consolidation.

        Effective January 31, 1999, the Company closed the operations of its subsidiaries Macro International Sp. Zoo. Macro International, Z.A.O. and Macro International Kft (Note 11). These subsidiaries engaged primarily in research and consulting services to commercial organizations.

        Quantum Research Corporation engages primarily in consulting in the public and private sectors on the design, implementation and use of large statistical information systems.

(B)     Use of accounting estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(C)     Cash and cash equivalents

        For purposes of financial statement presentation, the Company considers all highly liquid debt instruments with initial maturities of ninety days or less to be cash equivalent.

        The Company maintains cash balances which may exceed Federally insured limits. The Company does not believe that this results in any significant credit risk.

                   MACRO INTERNATIONAL INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         APRIL 30, 1997, 1998 AND 1999


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(D)     Contract revenue

        Revenue from cost-type contracts is recognized as costs are incurred on the basis of direct costs plus allowable indirect costs and an allocable portion of the fixed fee.

        Revenue from fixed-price type contracts is recognized under the percentage-of-completion method of accounting, with costs and estimated profits included in contract revenue as work is performed. If actual and estimated costs to complete a contract indicate a loss, provision is made currently for the loss anticipated on the contract.

        Revenue from time and materials contracts is recognized as costs are incurred, at amounts represented by the agreed-upon billing amounts.

        Revenue recognized on contracts for which billings have not been presented to customers is reflected in the Accounts Receivable Contracts classification on the Balance Sheets as detailed in Note 3.

(E)     Property and equipment

        Property and equipment are recorded at original cost to the Company and are depreciated over estimated useful lives ranging from three to ten years using the straight-line method.

        Leasehold improvements are amortized over the period of the lease or estimated useful life of the improvement, whichever is shorter.

(F)     Investment in unconsolidated subsidiaries

        Prior to 1998, the Company owned 50% of the common stock of Macro-TQI, a Hungarian company. Because of its insignificance in relation to the consolidated financial statements, the investment was accounted for on the cost method and excluded from the amounts reported in the consolidated financial statements. During 1998, the other 50% shareholders forfeited their shares in Macro TQI and the Company contributed the net assets to a newly formed wholly owned subsidiary, Macro International Kft. The results of operations for Macro International Kft are included in the accompanying consolidated financial statements for 1998 and 1999.

(G)     Goodwill

        Goodwill represents the excess of the purchase price over the estimated fair value of the net assets acquired in the purchase of Quantum Research Corporation (Note 2) and is being amortized on the straight-line basis over a fifteen-year period.

                   MACRO INTERNATIONAL INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         APRIL 30, 1997, 1998 AND 1999

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES)
         (CONTINUED)

(H)      Investment in limited partnership

         During 1993, the Company acquired a 4.72% limited partnership interest in the National Tax Credit Fund 27, a registered tax shelter partnership. The investment is carried at cost because management believes that its interest is so minor that it has no ability to influence the partnerships operating and financial policies and estimates that cost approximates fair value.

(I)      Income taxes

         The Company files its income tax return using the accrual basis of accounting. Certain transactions, principally retention, depreciation and accrued vacation, affect different periods for financial statement and tax reporting purposes. Deferred Federal and state income taxes are provided for these temporary differences.

(J)      Reclassification

         Certain amounts in the accompanying 1997 and 1998 financial statements have been reclassified to conform with the 1999 presentation.


NOTE 2 - PURCHASE OF SUBSIDIARY

         On June 30, 1997, the Company acquired all the outstanding common stock of Quantum Research Corporation in a transaction accounted for as a purchase. The results of Quantum's operations are included in the Company's 1998 and 1999 Consolidated Statement of Income from the date of acquisition.

          The components of the acquisition are as follows:

                 Goodwill                                                           $     1,395,285
                 Cash                                                                     1,468,189
                 Accounts receivable                                                        902,696
                 Property and equipment                                                     191,498
                 Advances                                                                   290,500
                 Prepaid expenses                                                             9,943
                 Deposits                                                                    17,617
                 Deferred income taxes                                                     (335,866)
                 Accounts payable                                                            (7,210)
                 Accrued salaries and expenses                                             (504,954)
                 Income taxes payable                                                       (76,799)
                 Accrued rent payable                                                       (78,048)
                 Capital lease obligations                                                  (32,851)
                                                                                    ---------------
                       Total                                                        $     3,240,000
                                                                                    ===============

                   MACRO INTERNATIONAL INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         APRIL 30, 1997, 1998 AND 1999


NOTE 2 - PURCHASE OF SUBSIDIARY (CONTINUED)

          Revenues subsequent to acquisition for the years ended April 30, 1998 and 1999 were $5,221,283 and $6,729,006, respectively, and amortization of goodwill for the years ended April 30, 1998 and 1999 was $77,516 and $93,019, respectively, which has been included in other income (expense) in the accompanying Consolidated Statement of Operations.


NOTE 3 - ACCOUNTS RECEIVABLE

          The accounts receivable consist mainly of billed accounts, retention and unbilled recoverable amounts under contracts in progress with governmental units, primarily with U.S. civilian and defense governmental agencies with no major concentration in any one agency. The components of accounts receivable are as follows:

                                                              1998               1999
                                                        ---------------    ---------------
     Billed receivables                                 $    14,795,445    $    14,806,437
     Unbilled receivables                                     1,956,609          1,975,868
     Retention                                                  414,480            541,331
     Allowance for doubtful accounts                                 -             (75,000)
                                                        ---------------    ---------------

               Total                                    $    17,166,534    $    17,248,636
                                                        ===============    ===============

          All billed and unbilled receivable amounts are expected to be collected during the next fiscal year. Substantially all the retention relates to cost contracts and can only be invoiced upon completion of Federal government indirect cost audits, which the Company does not believe will occur within the next fiscal year. Therefore, the retention amounts are not anticipated to be collected within the next fiscal year. It has been the Company's policy not to require collateral to support its accounts receivable.

          At April 30, 1997, 1998 and 1999, the billed accounts receivable are pledged as collateral on a line of credit arrangement (Note 5).

                   MACRO INTERNATIONAL INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         APRIL 30, 1997, 1998 AND 1999


NOTE 4 - LEASES

(A)      Capital leases

         The Company leases equipment as lessee under long-term lease arrangements that are classified as capital leases. The following is a schedule by years of future minimum lease payments, together with the net present value of future minimum lease payments as of April 30, 1999:

        Year Ending
          April 30                                                  Amount
        ------------                                              -----------
            2000                                                  $    67,962
            2001                                                       31,598
            2002                                                        7,099
            2003                                                        2,958
                                                                  -----------
              Total future minimum lease payments                     109,617
              Less:  Amount representing interest                      23,632
                                                                  -----------
              Net present value of future minimum lease payments  $    85,985
                                                                  ===========


         The amount necessary to reduce the minimum lease payments to their net present value is calculated at the interest rate implicit in the leases, which ranges from 8% to 25%. The net present value of the minimum lease payments and other balances related to capitalized leases at April 30, 1999 are included in long-term debt (Note 6) in the accompanying financial statements as follows:

                                                                                 1998              1999
                                                                           ---------------   ---------------
     Capital lease obligation
        Current portion                                                    $       111,659   $        48,415
        Long-term portion                                                           54,724            37,570
                                                                           ---------------   ---------------
               Total capital lease obligation                              $       166,383   $        85,985
                                                                           ===============   ===============

     Leased Equipment under capital leases
        Original asset values                                              $       504,700   $       370,136
        Less:  Accumulated amortization                                           (310,262)         (247,374)
                                                                           ---------------   ---------------
                   Net book value                                          $       194,438   $       122,762
                                                                           ===============   ===============

                         Amortization expense                              $        80,104   $        76,313
                                                                           ===============   ===============


                   MACRO INTERNATIONAL INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         APRIL 30, 1997, 1998 AND 1999


NOTE 4 - LEASES (CONTINUED)

(B)       Operating leases

         The Company is obligated under noncancellable operating leases for its office space with the majority of its space in various locations throughout the United States. Most leases provide for periodic fixed increases in required rental payments. Noncontingent rental payments are expensed on a pro rata basis over the term of the lease. The difference between the expense and the required lease payments at the balance sheet date is reflected as accrued rent payable in the accompanying Consolidated Balance Sheets. The leases for office space expire at various dates through August 2006.

         The following is a schedule by year of future minimum rental payments required under operating leases that have an initial or remaining noncancellable lease term in excess of one year, as of April 30, 1999:

                  Year Ending
                   April 30                                                                Amount
                          2000                                                        $     2,757,834
                          2001                                                              2,779,991
                          2002                                                              2,844,708
                          2003                                                              2,870,800
                          2004                                                              1,480,007
                       Thereafter                                                           1,546,916

                                 Total                                                $    14,280,256
                                                                                      ===============

         Total rent expense charged to operations for the years ended April 30, 1997, 1998 and 1999 was $2,097,357, $2,539,769 and $2,902,660, respectively.


NOTE 5 - NOTES PAYABLE - LINE OF CREDIT

         The Company entered into a line of credit arrangement with First Virginia Commercial Corporation in September 1994, that has been renewed annually since that time. Interest on this line of credit is payable monthly at the 30-day London Interbank Offered Rate plus 200 basis points at April 30, 1998 and 1999. The line of credit is secured by all the assets of the Company. The maximum amount available under the line of credit arrangement at April 30, 1998 and 1999 was $9,000,000. The balance outstanding at April 30, 1998 and 1999 was $6,475,659 and $5,248,782, respectively.

                   MACRO INTERNATIONAL INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         APRIL 30, 1997, 1998 AND 1999


NOTE 6 - LONG-TERM DEBT

         At April 30, 1998 and 1999, long-term debt consisted of:

                                                                                             1998              1999
                                                                                       ---------------   ---------------
Note to First Virginia Commercial Corporation - principle payable in twelve consecutive equal quarterly installments of $108,333, with monthly interest payments required at the prime rate, secured by substantially all of the
general corporate assets of the Company                                                $       464,667   $        31,333

Note to William M. Sowers - unsecured promissory note, payable in four consecutive equal annual principal installments of $52,174, plus interest
at 8.75%                                                                                       104,347            52,174

Note to Robert W. Dahlin - unsecured promissory note, payable in four consecutive equal annual principal installments of $104,745, plus
interest at 8.75%                                                                              104,745                -

Obligations under capital leases (Note 4)                                                      166,383            85,985
                                                                                       ---------------   ---------------
          Total                                                                                840,142           169,492
          Less:  Current portion                                                              (708,642)         (131,922)
                                                                                       ---------------   ---------------

          Net long-term debt                                                           $       131,500   $        37,570
                                                                                       ===============   ===============

         The weighted average interest rate for long term debt for the years ended April 30, 1997, 1998 and 1999 was 9.4%, 9.37% and 10.1%, respectively.

         At April 30, 1999, the schedule of future principal maturities for long-term obligations is as follows:

                  Year Ending
                   April 30                                                              Amount
                  -----------                                                       ----------------
                        2000                                                        $        131,922
                        2001                                                                  28,159
                        2002                                                                   6,157
                        2003                                                                   3,254
                                                                                    ----------------

                                  Total                                             $        169,492
                                                                                    ================

                   MACRO INTERNATIONAL INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         APRIL 30, 1997, 1998 AND 1999


NOTE 7 - INCOME TAXES

          For the years ended April 30, 1997, 1998 and 1999, the components of the provision for income taxes consisted of:

                                                              1997              1998              1999
                                                        ---------------   ---------------   ---------------
   Current
        Federal                                         $       963,900   $       852,253   $       701,046
          State                                                 296,427           128,837           298,179
                                                        ---------------   ---------------   ---------------

           Total                                              1,260,327           981,090           999,225
                                                        ---------------   ---------------   ---------------

   Deferred
          Federal                                               (80,742)          (47,650)         (165,501)
          State                                                 (21,353)          (23,560)          (24,798)
                                                        ---------------   ---------------   ---------------
           Total                                               (102,095)          (71,210)         (190,299)
                                                        ---------------   ---------------   ---------------

                    Provision for income taxes          $     1,158,232   $       909,880   $       808,926
                                                        ===============   ===============   ===============

          A reconciliation of the provision for income taxes to the income taxes computed using statutory rates is as follows:

                                                                    1997             1998             1999
                                                             ---------------- ----------------  ----------------
          Tax computed at graduated Federal
               statutory rate                                $      1,110,874 $        942,205  $        806,865
          State income taxes, net of Federal income
               tax effect                                             172,512          100,931           125,301
          General business credits                                   (162,759)        (166,567)         (166,598)
          Permanent differences                                       (12,643)          15,922            20,378
          Other                                                        50,248           17,389            22,980
                                                             ---------------- ----------------  ----------------

          Provision for income taxes                         $      1,158,232 $        909,880  $        808,926
                                                             ================ ================  ================

                   MACRO INTERNATIONAL INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         APRIL 30, 1997, 1998 AND 1999


NOTE 7 - INCOME TAXES (CONTINUED)

         Deferred income taxes result from differences between the timing of revenue and expense recognition for financial statement and tax reporting purposes (Note 1). The cumulative temporary differences as of April 30, 1998 and 1999 totaled $987,172 and $475,605, respectively, for which cumulative net deferred taxes of $375,580 and $185,281, respectively, have been provided. The components of such temporary differences are as follows:

                                                                                           1998             1999
                                                                                     ---------------  ---------------
          Retention receivable recognized as revenue for financial
                    statement reporting purposes but not for income tax purposes     $       414,480  $       541,332

          General and administrative expenses deducted for financial statement reporting purposes but not for income tax reporting
                   purposes                                                                 (616,873)        (852,008)

          Fringe benefit expenses deducted for financial statement reporting
                    purposes but not for income tax reporting purposes                      (785,147)        (957,271)

          Cumulative adjustment for conversion from cash basis to accrual basis for tax purposes on newly acquired wholly-owned
                    subsidiary                                                               730,086          486,724

          Loss allocation from investment in unconsolidated limited
                    partnership reported for income tax purposes but not for
                   financial statement purposes                                              474,768          597,517

          Depreciation expense reported for income tax purposes in excess
                    of financial statement amounts for property and equipment                769,858          659,311
                                                                                     ---------------  ---------------

          Net temporary differences                                                  $       987,172  $       475,605
                                                                                     ===============  ===============


                   MACRO INTERNATIONAL INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         APRIL 30, 1997, 1998 AND 1999


NOTE 8 - EMPLOYEE BENEFIT PLANS

(A)      Retirement plan

         The Company has a profit sharing 401(k) retirement plan which provides retirement benefits to all of its eligible employees. The annual profit sharing contribution to the Plan is determined by the Board of Directors at their sole discretion with a maximum amount equal to the maximum amount allowed under Internal Revenue Service regulations, which at the present time is 15% of gross eligible salaries up to a maximum amount that is adjusted for inflation. Participants become 100% vested in the Company's contributions after six years. For the years ended April 30, 1997, 1998 and 1999, the Company's contributions to the plan were $297,000, $831,818 and $1,133,439, respectively.

(B)      Employee stock purchase plan

         During 1994, the Company adopted an employee stock purchase plan. The plan provides for the issuance of options for the purchase of a maximum of 500,000 shares of the Company's common stock. The options are granted at no less than fair market value and are exercisable for a 30-day period. The primary purpose of the plan is an inducement for continued service with the Company. There were no outstanding options at April 30, 1997, 1998 and 1999. During the years ended April 30, 1997, 1998 and 1999 there was no compensation expense related to the granting or exercise of the stock options. The following is a summary of activity under the plan:

 Year Ending      Options          Options           Dollar        Price per
  April 30,       Granted         Exercised          Amount          Share
 ----------     ----------      -----------  ----------------  ---------------
   1997              8,444            8,444  $        313,810  $33.52 - $38.31
   1998                561              561            22,310  $38.31 - $46.49
   1999              5,910            5,910           280,832  $46.49 - $49.08

         The Plan was terminated effective with the consummation of closing for the sale of the Company's stock (Note 13).

         Prior to 1997, the Company had acquired stock that was held in treasury for the purpose of issuance under the stock purchase plan. In March 1996, the Company effected a 10 for 1 stock split of all shares then outstanding, which excluded the treasury shares. When the treasury shares were sold in 1997, the price per share was based upon a post-split price even though the carrying value, per share, was at the pre-split cost. As a result, upon the sale of the treasury shares in 1997, the Company adjusted its previously recorded Capital in Excess Par Value for $890,655 and retained earnings of $48,125 for the difference in the per share sales price of the shares and the acquisition costs of the treasury shares.

                   MACRO INTERNATIONAL INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         APRIL 30, 1997, 1998 AND 1999


NOTE 9 - EMPLOYEE STOCK OWNERSHIP PLAN

         On February 5, 1992, the Company's Board of Directors adopted an Employee Stock Ownership Plan (ESOP), as defined in Section 4975(e)(7) of the Internal Revenue Code. The ESOP was established to acquire shares of the Company's common stock for the benefit of all eligible employees. In August
1995, the ESOP purchased 37,850 shares of common stock from existing stockholders of the Company for $1,268,883, financing the purchase with a non-interest bearing term note to the Company. Payments are due to the Company in quarterly installments of $105,740, and the note is secured by the 37,850 shares less those shares released from pledge. The Company has agreed to make contributions to the ESOP in amounts sufficient to enable it to make its payments on the note as they come due. During year ended April 30, 1998, the Company made sufficient contributions to the ESOP in order to release the remaining shares from pledge and extinguish all remaining debt.

         Contributions to the ESOP that were charged to expense from the Parent Company in 1997, and 1998 were $701,662 and $643,937, respectively. Participants become 100% vested in the Company's contributions after six years of employment.

         The ESOP was amended and restated as a defined contribution plan effective with the consummation of closing for the sale of the Company's stock (Note 13). The plan is now closed to any new entrants. All other terms of the plan remain the same.

NOTE 10 - STOCK TRANSACTIONS

         The Company has purchased shares of common stock from employees who were stockholders and from ESOP participants who terminated employment with the Company for cash. A summary of the stock transactions is as follows:

              Number of        Price per
April 30,      Shares            Share                 Amount
--------       -------      ---------------        ---------------
 1997            8,485      $35.36 - $38.31        $       325,034
 1998              200      $46.49                           9,298
 1999           24,400      $46.49 - $49.08              1,197,537

                   MACRO INTERNATIONAL INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         APRIL 30, 1997, 1998 AND 1999


NOTE 11 - CLOSURE OF SUBSIDIARIES

         During 1999, the Company adopted and formally announced plans to close the operations of its subsidiaries in Poland, Hungary and Russia effective February 1, 1999. As a result of this action, the costs related to closure of the operations are expensed and is reported as the loss on closure of subsidiaries in the accompanying consolidated financial statements.
Substantially all costs related to the closure have been incurred with the exception of a reserve for $100,000 which has been accrued for any future residual costs. A summary of the costs related to the closure of the subsidiaries is as follows:

        Net loss for the period ending January 31, 1999 (after eliminations)          $       (22,000)
        Foreign currency transaction losses                                                  (293,000)
        Employee severance pay                                                                (67,000)
        Reserve for additional costs                                                         (100,000)
        Professional and consulting fees                                                     (123,000)
        Other costs                                                                           (28,642)
                                                                                      ---------------

        Total loss on closure of foreign subsidiaries                                 $      (633,642)
                                                                                      ===============

         The above amounts include a loss on disposition of property and equipment of $159,229. Substantially all employees of the subsidiaries were terminated upon closure.

         Total revenues and net income (loss) from the closed entities were as follows:


            Year Ending                         Revenue            Net
             April 30                           Amount        Income (Loss)
            -----------                    ---------------  ---------------
               1997                        $     2,471,732  $       (53,586)
                                           ===============  ===============

               1998                        $     1,931,297  $       (55,241)
                                           ===============  ===============

               1999                        $     1,759,534  $      (229,641)
                                           ===============  ===============

NOTE 12 - COMMITMENTS AND CONTINGENCIES

(A)      Provisional indirect cost rates

         Billings under cost-based government contracts are calculated using provisional rates which permit recovery of indirect costs. These rates are subject to audit on an annual basis by the government agencies' cognizant audit agency. The cost audit will result in the negotiation and determination of final indirect cost rates which the Company may use for the period(s) audited. The final rates, if different from the provisionals, may create an additional receivable or liability.

                   MACRO INTERNATIONAL INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         APRIL 30, 1997, 1998 AND 1999


NOTE 12 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

(A)      Provisional indirect cost rates (continued)

         As of April 30, 1999, the Parent Company had negotiated final settlements on indirect rates through April 30, 1998 and Quantum Research Corporation had final settlements on indirect rates through December 31, 1997. The Company periodically reviews its cost estimates and experience rates, and adjustments, if needed, are made and reflected in the period in which the estimates are revised. In the opinion of management, redetermination of any cost-based contracts will not have a material effect on the Company's financial position or results of operations.

(B)      Contract backlog

         The Company has authorized but uncompleted contracts on hand as of April 30, 1999 of approximately $45,655,000. In addition to this amount, the Company has contracts which contain unexercised options of approximately $147,159,000.


NOTE 13 - CHANGE OF OWNERSHIP

         On December 28, 1998, the stockholders of the Company entered into a letter of intent to sell 100% of their stock to another company for cash. The settlement for the sale occurred on May 26, 1999.

                         OPINION RESEARCH CORPORATION
                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

         The following unaudited pro forma consolidated balance sheet of the Company as of March 31, 1999 gives effect to the acquisition of Macro International Inc. completed by the Company subsequent to such date and financing of such acquisition, as if all such transactions had occurred on March 31, 1999.

         The following unaudited pro forma consolidated statements of operations of the Company for the three months ended March 31, 1999 and the year ended December 31, 1998 give effect to the acquisition and the financing thereof, as if all such transactions had occurred at the beginning of the respective periods.

         The unaudited pro forma consolidated financial statements are based upon certain assumptions and estimates which are subject to change. These statements are not necessarily indicative of the actual results of operations that might have occurred, nor are they necessarily indicative of expected results in the future.

         The pro forma consolidated financial statements should be read in conjunction with the Company's historical consolidated financial statements and related notes and the consolidated financial statements of Macro
International Inc.

                         OPINION RESEARCH CORPORATION
                     PRO FORMA CONSOLIDATED BALANCE SHEET
                                MARCH 31, 1999
                                  (UNAUDITED)
                            (AMOUNTS IN THOUSANDS)

                                     Opinion Research       Macro
                                       Corporation     International    Pro Forma Adjustments          Pro Forma
                                                            Inc.                                     Consolidated
                                    --------------------------------------------------------------------------------
Assets
Current assets:
   Cash and cash equivalents                    $181               $77             $492  (a)                  ($750
   Accounts receivable, net                   14,234            16,239                                       30,473
   Prepaid and other current assets            3,995               282           (1,010) (b)                  3,267
                                    --------------------------------------------------------------------------------
Total current assets                          18,410            16,598             (518)                     34,490

Property and equipment, net                    5,858             2,865                                        8,723
Intangible assets, net                         1,983                 -            2,960  (b)                  4,943
Goodwill, net                                 23,199             1,233           11,608  (b)                 36,040
Other assets                                   1,007             1,224            2,045  (b),(c)              4,276
                                    ================================================================================
                                             $50,457           $21,920          $16,095                     $88,472
                                    ================================================================================

Liabilities and stockholders'
 equity Current liabilities:
   Accounts payable and accrued
    expenses                                  $4,535            $5,939          $ 2,782  (b),(c)            $13,256
   Deferred revenue                            2,909                 -                                        2,909
   Short-term borrowings                       3,170             4,387           (6,387) (a)                  1,170
                                    --------------------------------------------------------------------------------
Total current liabilities                     10,614            10,326           (3,605)                     17,335

Long-term debt                                19,575                91           14,179  (a)                 33,845
Subordinated notes payable                                                       13,970  (a)                 13,970
Deferred income taxes                            420               323            1,484  (b)                  2,227
Other liabilities                              2,849                64                                        2,913
                                    --------------------------------------------------------------------------------
Total liabilities                             33,458            10,804           26,028                      70,290

Stockholders' equity:
   Common stock                                   42               323             (323) (d)                     42
   Additional paid-in capital                 14,216                 -            1,183  (a)                 15,399
   Retained earnings                           3,059            12,030          (12,030) (d)                  3,059
   Accumulated other comprehensive income       (132)                -                                         (132)
   Treasury stock                               (186)           (1,237)           1,237  (d)                   (186)
                                    --------------------------------------------------------------------------------
 Total stockholders' equity                   16,999            11,116           (9,933)                     18,182
                                    ================================================================================
                                             $50,457           $21,920          $16,095                     $88,472
                                    ================================================================================

                   The accompanying notes are an integral part of these pro forma consolidated financial statements.

                         OPINION RESEARCH CORPORATION
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1999
                                  (UNAUDITED)
               (AMOUNTS, EXCEPT PER SHARE AMOUNTS, IN THOUSANDS)

                                                Opinion Research       Macro
                                                  Corporation     International    Pro Forma Adjustments           Pro Forma
                                                                       Inc.                                      Consolidated
                                               ----------------------------------------------------------------------------------
  Revenues                                             $17,342           $15,826                                      $ 33,168
  Cost of revenues                                      10,098             8,587                                        18,685
                                               ----------------------------------------------------------------------------------
  Gross profit                                           7,244             7,239                                        14,483

  Selling, general and administrative expenses           4,791             6,102                                        10,893
  Depreciation and amortization                          1,015               323            $ 285  (a),(b)               1,623
                                               ----------------------------------------------------------------------------------
  Operating income                                       1,438               814             (285)                       1,967

  Interest expense, net                                    424                78              847  (c)                   1,349
                                               ----------------------------------------------------------------------------------
  Income before income taxes                             1,014               736           (1,132)                         618

  Provision for income taxes                               462               250             (354) (d)                     358
                                               ----------------------------------------------------------------------------------
  Net income                                              $552              $486            $(778)                        $260
                                               ==================================================================================
  Earnings per share:
       Basic                                            $0.13                                                           $0.06
                                               ===================                                             ==================
       Diluted                                          $0.13                                                           $0.06
                                               ===================                                             ==================


The accompanying notes are an integral part of these pro forma consolidated financial statements.

                         OPINION RESEARCH CORPORATION
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1998
                                  (UNAUDITED)
               (AMOUNTS, EXCEPT PER SHARE AMOUNTS, IN THOUSANDS)

                                                            Opinion Research       Macro
                                                              Corporation      International                           Pro Forma
                                                                                   Inc.       Pro Forma Adjustments   Consolidated
                                                            -----------------------------------------------------------------------
  Revenues                                                          $73,167         $61,689                            $ 134,856
  Cost of revenues                                                   44,807          34,420                               79,227
                                                            -----------------------------------------------------------------------
  Gross profit                                                       28,360          27,269                               55,629

  Selling, general and administrative expenses                       19,408          22,094                               41,502
  Depreciation and amortization                                       4,142           1,314      $ 1,141  (a),(b)          6,597
  Unusual charge                                                      2,470               -                                2,470
                                                            -----------------------------------------------------------------------
  Operating income                                                    2,340           3,861       (1,141)                  5,060

  Interest expense, net                                               1,871             564        2,911  (c)              5,346
                                                            -----------------------------------------------------------------------
  Income (loss) before income taxes and extraordinary loss              469           3,297       (4,052)                   (286)

  Provision for income taxes                                            489           1,121       (1,203) (d)                407
                                                            -----------------------------------------------------------------------
  Income (loss) before extraordinary loss                              $(20)         $2,176      $(2,849)                 $ (693)
                                                            =======================================================================
  Income (loss) before extraordinary loss per common share:
       Basic                                                         $0.00                                                $(0.16)
                                                            =================                                        ==============
       Diluted                                                       $0.00                                                $(0.16)
                                                            =================                                        ==============



The accompanying notes are an integral part of these pro forma consolidated financial statements.

                         OPINION RESEARCH CORPORATION
             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                            (Amounts in Thousands)


(A)      Background

         Opinion Research Corporation was established in 1938 to apply the principles of general public opinion polling to marketing issues facing America's largest companies. The Company has evolved to provide primary market research, information services, marketing services, including a focus on businesses selling primarily to other businesses, and model-based telemarketing. The Company assists clients in evaluating, monitoring and optimizing the effectiveness of their marketing and sales. The Company's services and products address issues as customer loyalty and retention, market demand and forecasting, corporate image, competitive positioning, and model-based telemarketing.

(B)      Historical financial statements

         The historical financial data presented in these pro forma consolidated financial statements represent the financial position and results of operations of (i) the Company as of and for the three months ended March 31, 1999 and the year ended December 31, 1998 and (ii) Macro International Inc. as of and for the three months ended March 31, 1999 and the year ended December 31, 1998. Such data is derived from the respective consolidated financial statements of the Company and Macro International Inc. ("Macro").

(C)      Acquisition

         The Company acquired all of the outstanding shares of stock of Macro pursuant to a Stock Purchase Agreement dated April 30, 1999. The purchase price was comprised of a $22,300 cash payment and approximately $1,010 of additional costs related to the acquisition. The fair value of the net assets acquired was $8,742. Identifiable intangible assets valued at $2,960 are being amortized using the straight-line method over a period of five years. The excess consideration paid over the estimated fair value of net assets acquired and identifiable intangible assets of $11,608 has been recorded as goodwill to be amortized using the straight-line method over a period of twenty years.

         In addition, over the next two years, the sellers may earn up to an additional $8,700 of cash payments, contingent upon Macro achieving certain future targets for revenues and earnings before interest, income taxes, depreciation and amortization. The pro forma adjustments presented do not give effect to any such contingent payments.

(D)      Pro forma adjustments

Balance sheet adjustments:
(a) Records the funding of the purchase price and repayment of existing debt through borrowings under the Company's new credit facility and through the issuance of subordinated notes payable and warrants.
(b) Records the allocation of the purchase price over the estimated fair value of the net assets acquired, $2,960 for intangible assets (backlog and workforce) and $11,608 for goodwill.
(c)  Records the capitalization of financing costs.
(d)  Records the elimination of the historical stockholders' equity of Macro.

Statements of operations adjustments:
(a) Records the elimination of the historical amortization expense of goodwill from a previous acquisition of Macro.
(b) Records the amortization (i) of the identifiable intangible assets over a period of five years; and (ii) of the goodwill attributable to the acquisition over a period of twenty years.
(c) Records the incremental interest expense relating to the portion of the purchase price funded through borrowings under the Company's credit facility and through the issuance of subordinated notes payable, with effective interest rates of 8.86% and 15.10%, respectively.
(d) To adjust the provision for income taxes to reflect the effect of the acquisition.

(E)      Earnings per share

         Earnings per share is calculated by dividing the net income by the weighted average outstanding shares during the period. The historical weighted average outstanding shares during the periods are as follows:

                                  March 31,            December 31,
                                    1999                  1998
                              ---------------      ------------------

          Basic                  4,243,889              4,202,131
                              ===============      ==================

          Diluted                4,320,147              4,202,131
                              ===============      ==================

          For the pro forma calculation as of March 31, 1999, the dilutive effect of warrants is 35,064. At December 31, 1998, there is no dilutive effect as such warrants are anti-dilutive.